UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2005 Executive Compensation Matters

On March 6, 2006, the Compensation Committee of the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved cash bonuses for services rendered in 2005 to each of the Company’s named executive officers, as defined by

Item 402(a)(3) of Regulation S-K. The amount of cash bonuses approved by the Compensation Committee is set forth in the table below.

2006 Executive Compensation Matters

On March 6, 2006, the Compensation Committee of the Board of Directors approved increases in the base salaries for each of the Company’s named executive officers. None of the Company’s named executive officers has an employment agreement with the Company and all are considered employees at will, except for the Company’s Chief Executive Officer. The annual base salaries for the calendar year 2006 approved by the Compensation Committee are set forth in the table below.

The following table sets forth the 2005 cash bonuses awarded to each of the Company’s named executive officers and the 2006 base salaries for each of the Company’s named executive officers:

Name	Title	2005 Cash Bonus	2006 Base Salary
Jeffrey H. Margolis	Chairman of the Board and Chief Executive Officer	$539,000	$546,021	(1)
Kathleen Earley	President and Chief Operating Officer	$362,000	$405,000	(1)
Anthony Bellomo	Executive Vice President, Enterprise Software	$220,700	$300,000	(2)
Patricia E. Gorman	Executive Vice President, Business Solutions	$219,337	$291,506	(2)
Philip J. Tamminga	Executive Vice President, Professional Services	$207,774	$293,800	(2)

(1)	Salary increase retroactive to January 1, 2006
(2)	Salary increase retroactive to February 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: March 10, 2006	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary